UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2019

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	TALO	NYSE

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, in September 2018, Talos Energy Inc. (the “Company”) entered into a transaction with Hokchi Energy, S.A. de C.V. (“Hokchi”), a subsidiary of Pan American Energy LLC, to cross assign 25% participation interests in Block 2 and Block 31 offshore Mexico. On May 22, 2019, Talos Energy Offshore Mexico 2, S. de R.L. de C.V. (“Talos Offshore”), a wholly owned subsidiary of the Company, together with its consortium partner Hokchi (together with Talos Offshore, the “Consortium”), executed a 30-year production sharing contract (the “PSC”) with the National Hydrocarbons Commission of Mexico (the “CNH”). The PSC forms the basis for the Company’s exploration, development and production operations on Block 31. Hokchi is the operator of Block 31, and the Company has a 25% participation interest.

Under the PSC, in order to preserve its rights in Block 31, the Consortium is required to execute a minimum work program expressed in work units during a four-year exploration period. The work units represent the performance of exploration studies and seismic and drilling activities. The aggregate value of the minimum work program under the PSC is approximately $34.8 million (gross), of which the Company is responsible for a pro rata portion based on its participation interest of 25%.

In order to guarantee the execution of the minimum work program under the PSC, the Consortium is required to post a financial guarantee to the CNH of approximately $34.8 million (gross). The Company has satisfied its share by delivering a standby letter of credit in the amount of $8.7 million. Activities on Block 31 are in the planning phase, and the Company believes that the Consortium is on schedule to satisfy the minimum work program by year end 2019.

The Company will recover certain eligible costs incurred under the PSC that are determined based on the provisions of the PSC. In addition, proportionate with its participation interest in Block 31, the Company will receive operating profits that the Consortium will be allocated by the CNH based on the Consortium’s rate of return, reduced by applicable Mexican taxes, calculated on a yearly basis.

Material Relationships

Talos Energy Offshore México 2, S. de R.L. de C.V., a wholly owned subsidiary of the Company, is party to a production sharing contract with Sierra Blanca P&D, S. de R.L. de C.V., Hokchi and the CNH for the development of Block 2 offshore Mexico, and Talos Energy Offshore México 7, S. de R.L. de C.V., a wholly-owned subsidiary of the Company, is party to a production sharing contract with Sierra Oil & Gas S. de R.L. de C.V., Premier Oil Plc and the CNH for the development of Block 7 offshore Mexico.

Item 7.01. Regulation FD Disclosure.

Entering into the PSC for Block 31 represents the final step in the approval of the Company’s cross assignment of Block 2 and Block 31 with Pan American Energy LLC. The previously disclosed cross assignment allows the Company to pool the opportunities of both contract areas into an accelerated evaluation, appraisal and development plan, thereby maximizing the Company’s resources.

The information contained in this Current Report on Form 8-K under Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2019

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary